THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment to Employment Agreement, dated May 13, 2025 (this "Amendment), amends that certain Employment Agreement, dated April 28, 2023, as amended on August 28, 2023 and further amended on May 24, 2024, (the "Agreement"), between Erez Aminov ("Employee") and MIRA Pharmaceuticals, Inc. (the "Company"). The Employee and Company may hereinafter be referred to individually as a "Party" and collectively as (the "Parties").

RECITALS

WHEREAS, Mr. Aminov's employment agreement with the Company was originally entered into on April 28, 2023 and amended thereafter on August 28, 2023 and thereafter on May 24, 2024, which sets forth the terms and conditions of employment between the Employee and the Company; and

WHEREAS, the Company and Employee hereby desire to amend the Agreement to modify Section 3 thereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. AMENDMENT TO COMPENSATION CLAUSE, SECTION 3 OF THE AGREEMENT:

Section 3 of the Agreement is hereby deleted in its entirety and replaced with the following:

"**Compensation.** The Company shall pay Employee an initial base salary of $485,000 per annum effective as of May 1, 2025. The Employee's Base Salary shall be paid monthly after the deduction of appropriate federal, state, and local withholding taxes. Bonus Compensation may be paid to Employee in the discretion of the Company's Board of Directors, including at its annual review of Employee's compensation."

2. EFFECT OF AMENDMENT:

Except as specifically amended hereby, all other provisions, terms, and conditions of the Agreement shall remain in full force and effect. In the event of any conflict between the provisions of the Agreement and this Amendment, the provisions of this Amendment shall govern.

3. ENTIRE AGREEMENT: This Amendment and the Agreement contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior negotiations, understandings, and agreements between the Parties with respect to the subject matter hereof.

4. GOVERNING LAW; SEVERABILITY:

This Amendment will be governed by and construed in accordance with the laws of the State of Florida, without giving effect to that body of laws pertaining to conflict of law. If any provision of this Amendment is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Amendment and the remainder of this Amendment shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Amendment. Notwithstanding the foregoing, if the value of this Amendment based upon the substantial benefit of the bargain for any Party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then this Amendment will not be enforceable against such affected Party and both Parties agree to renegotiate such provision(s) in good faith.

COUNTERPARTS:

This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the Parties have entered into this Amendment as of the day and year first written above.

MIRA Pharmaceuticals, Inc.

DocuSigned by:
Michelle Yanez
FA6C0E10377F442...

Michelle Yanez
Chief Financial Officer

DocuSigned by:
Erez Aminov
1080D9C8492D4E0...

Erez Aminov